SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

May 17, 2006

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado		80203-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 17, 2006, each non-management member of the Board of Directors of Cimarex Energy Co. was granted an award of restricted stock under the 2002 Stock Incentive Plan for a number of shares determined by dividing $100,000 by the average of the highest and lowest sales prices of Cimarex common stock as reported by the New York Stock Exchange on May 17, 2006 (2,477 shares).

On May 17, 2006, the stockholders of Cimarex approved the performance goals applicable to awards of restricted stock in order to obtain the federal income tax deduction benefits under Section 162(m) of the Internal Revenue Code. A form of Performance Award Agreement has been previously filed with the Securities and Exchange Commission.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

10.1                           Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: May 23, 2006	By:	/s/ Paul Korus
Paul Korus, Vice President,
Chief Financial Officer and Treasurer